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                                                                      Exhibit 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-81025) pertaining to the Reliv' International, Inc. 1995 Stock Option Plan of our report dated March 10, 1997, with respect to the consolidated financial statements and schedule of Reliv' International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                       /s/ ERNST & YOUNG LLP

St. Louis, Missouri
March 25, 1997